Exhibit 10.5

AMENDMENT

April 16, 2009

Union Bank, N.A.
445 South Figueroa Street, 15th Floor
Los Angeles, CA 90071
Attn:  Mr. Alex Wernberg

Dear Alex:

Reference is made to the Financing Agreement, dated as of April 22, 2005 (as amended, modified or supplemented as of the date hereof, the “Financing Agreement”), among KCP&L Greater Missouri Operations Company (formerly Aquila, Inc.) (the “Company”), as Borrower, the banks named therein, and Union Bank, N.A. (formerly Union Bank of California, N.A.), as Agent and as Lender.  The Company submits this Amendment to amend the Financing Agreement as described below.  Capitalized terms used but not defined herein have the meanings given to them in the Financing Agreement.

Section 1.                             Request for Amendment.  The Financing Agreement provides that the Commitment Termination Date shall occur on April 22, 2009, unless terminated earlier pursuant to Sections 3.3 or 10.2 thereof.  The Company requested that this date certain be extended to July 22, 2009.  In consideration for such extension of the Commitment Termination Date and the other amendments set forth herein, the Company has agreed that the Base Rate Margin and the LIBOR Rate Margin be amended as set forth herein.  The Company hereby requests that the Lenders, effective as of the date set forth above (the “Effective Date”) and subject to the satisfaction of the conditions set forth in Section 3 below, consent to the following:

(a)        Replace the definition of “Base Rate Margin” in Section 1.1 of the Financing Agreement with the following:

“Base Rate Margin means one percent (1.0%).”

(b)        Replace the definition of “Commitment” in Section 1.1 of the Financing Agreement with the following:

“Commitment means each Lender’s commitment in accordance with this Agreement to make Revolving Loans, in the amount of its pro rata share of the Revolving Line of Credit set forth opposite such Lender’s name on Schedule II plus or minus amounts assigned to or by such Lender in any Assignment and Transfer Agreement, as such Commitment may be reduced or adjusted from time to time in accordance with this Agreement.”

(c)           Replace the definition of “Commitment Termination Date” in Section 1.1 of the Financing Agreement with the following:

“Commitment Termination Date means the earliest of (i) July 22, 2009 and (ii) the date of termination of the Revolving Line of Credit pursuant to Section 3.3 or Section 10.2.”

(d)        Replace the definition of “LIBOR Rate Margin” in Section 1.1 of the Financing Agreement with the following:

“LIBOR Rate Margin means two percent (2.0%).”

(e)        Replace the definition of “Required Lenders” in Section 1.1 of the Financing Agreement with the following:

“Required Lenders means, on any date of determination, Lenders who, collectively on such date (i) hold outstanding Revolving Loans in the amount in excess of 78.34% of the aggregate outstanding Revolving Loans and (ii) if no Revolving Loans are outstanding, hold aggregate Commitments under this Agreement in an amount in excess of 78.34% of the Revolving Line of Credit.  Determination of those Lenders satisfying the criteria specified above for action by the Required Lenders shall be made by the Agent and shall be conclusive and binding on all parties absent manifest error.”

(f)        Replace the definition of “Revolving Line of Credit” in Section 1.1 of the Financing Agreement with the following:

“Revolving Line of Credit means the aggregate Commitments of the Lenders to make loans and advances pursuant to Section 3 of this Agreement, in the aggregate amount of $50,000,000.”

(g)        Delete in its entirety Exhibit G to the Financing Agreement.

(h)        Add in its entirety Schedule II attached hereto to the Financing Agreement.

Section 2.       Up-Front Fee.  On the Effective Date, the Company shall pay to the Agent a fee equal to $187,500 (the “Up-Front Fee”).  The Up-Front Fee shall be allocated by the Agent pro rata among the Lenders in accordance with their respective Commitments.

Section 3.       Representations and Warranties; Conditions Precedent.  The Company hereby represents and warrants to you that, as of the Effective Date of this Amendment (this “Amendment”), each of the representations and warranties made by the Company in or pursuant to Section 7 of the Financing Agreement will be true and correct in all material respects as if made on and as of the Effective Date, and no Event of Default will have occurred and be continuing.  For purposes of this Amendment, references in Section 7 of the Financing Agreement to “this Agreement’, “hereunder”, “hereof” and words of like import referring to the Financing Agreement will be deemed to be a reference to this Amendment and the Financing

Agreement, as modified hereby, and references to “date hereof” will be deemed to be a reference to the date of this Amendment.

Notwithstanding anything herein, in no event shall this Amendment become effective unless and until the Company has paid, or caused to be paid, to the Agent (i) the Up Front Fee for the benefit of each Lender and (ii) any and all other fees and expenses incurred in connection with this Amendment.

Section 4.       Expenses.  The Company also agrees to pay all reasonable out of pocket expenses (including reasonable fees and expenses of external counsel) incurred by the Agent in connection with (i) the preparation, execution, negotiation, and delivery of this Amendment, (ii) the modification, amendment, and administration of this Amendment, and (iii) the enforcement of this Amendment.

Section 5.       Fees Non-refundable.  The Company agrees that, once paid, the fees payable hereunder shall not be refundable.  All fees payable hereunder shall be paid in U.S. Dollars and in immediately available funds and shall be in addition to the reimbursement of out-of-pocket expenses referenced in the immediately preceding paragraph.

Section 6.        Execution and Delivery.  The Company requests that each Lender consenting to this Amendment evidence such consent by executing and returning at least four counterparts of this Amendment to Union Bank, N.A., 445 South Figueroa Street, 15th Floor, Los Angeles, CA, Attention: Ms. Susan Johnson (fax no. 213-236-4096) no later than 10 a.m. (Pacific time) on April 16, 2009.

Section 7.        Miscellaneous.  The execution, delivery and effectiveness of this Amendment will not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender under the Financing Agreement, nor constitute a waiver of any other provision of the Financing Agreement.  This Amendment is subject to the provisions of Section 12.2 of the Financing Agreement.  This Amendment will be binding on the parties hereto and their respective successors and permitted assigns under the Financing Agreement.

This Amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall constitute an original and all of which taken together shall constitute one and the same instrument.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

KCP&L GREATER MISSOURI OPERATIONS COMPANY, as Borrower

By: /s/ Michael W. Cline
Name:  Michael W. Cline
Title:    Vice President – Investor Relations andTreasurer

The undersigned parties to the Financing Agreement
hereby consent to the requests described above:

UNION BANK, N.A.,
as Agent and Lender

By: /s/ Susan K. Johnson
       Name:   Susan K. Johnson
       Title:     Vice President

BANK OF AMERICA, N.A.,
Individually as a Lender

By: /s/ Marina Kheylik
       Name:   Marina Kheylik
       Title:     AVP, Client Manager

SCHEDULE II

COMMITMENTS

Lender	Commitment
Union Bank, N.A.	$39,166,666.65
Bank of America, N.A.	$10,833,333.35
Total:	$50,000,000.00